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                                                                   EXHIBIT 10.28


                           REPLACEMENT PROMISSORY NOTE

$282,752.00                                                       March 15, 2002

      For value received, Mitchell Blatt ("Maker") promises to pay to the order of Coinmach Corporation, a Delaware corporation (the "Company"), at its offices in Plainview, New York, or such other place as designated in writing by the holder hereof, the aggregate principal sum of $282,752.00. Maker will repay in full the aggregate unpaid principal amount of the this Note and all accrued and unpaid interest owing thereon, on the fifth anniversary hereof (the "Maturity Date"). Prior to the Maturity Date, Maker shall, on each annual payment date set forth below, make a scheduled repayment of the outstanding principal amount of this Note in the amount set forth opposite such date, plus any accrued, but unpaid interest as of such date.

                March 15, 2003               $ 56,550.40
                March 15, 2004               $ 56,550.40
                March 15, 2005               $ 56,550.40
                March 15, 2006               $ 56,550.40

      Interest will accrue on the outstanding principal amount of this Note at the rate of 8% per annum.

      The amounts due under this Note are secured by a pledge of all of the (i) shares of common stock, par value $.001 per share and (ii) shares of Class B2 preferred stock, par value $.01 per share of Coinmach Laundry Corporation, a Delaware corporation that are held by Maker.

      In the event Maker fails to pay any amounts due hereunder when due, Maker shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees and disbursements.

      Maker, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Maker hereunder.

      This Note is issued in substitution and exchange for, and not in satisfaction or payment of, that certain Promissory Note of the Maker, dated May 5, 1999, in the principal amount of $250,000 payable to the order of the Company (the "Original Note") and the terms set forth in this Note shall supersede and replace the terms set forth in the Original Note. The indebtedness

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originally evidenced by the Original Note is a continuing indebtedness, and nothing herein contained shall be construed to deem the Original Note paid, or to release or terminate any lien or security interest given to secure the Original Note.

      This Note shall be governed by the internal laws, not the laws of conflicts, of the State of New York.

                                                    /S/ MITCHELL BLATT
                                                    ---------------------------
                                                    Mitchell Blatt

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                    AMENDMENT TO REPLACEMENT PROMISSORY NOTE

                                                                   March 6, 2003

      WHEREAS, Mitchell Blatt ("Maker") entered into a replacement promissory note, dated March 15, 2002 (the "Replacement Promissory Note"), for an aggregate principal sum of $282,752 in favor of Coinmach Corporation, a Delaware corporation (the "Company");

      WHEREAS, the indebtedness evidenced by the Replacement Promissory Note was secured by a pledge of certain capital stock of Coinmach Laundry Corporation, a Delaware corporation ("CLC") held by Maker (the "CLC Stock");

      WHEREAS, all of the CLC Stock held by Maker was exchanged by Maker for Class C preferred units and common units of Coinmach Holdings LLC, a Delaware limited liability company;

      NOW THEREFORE, the undersigned hereby agrees as follows:

      The third paragraph of the Replacement Promissory Note is hereby amended and replaced in its entirety with the following:

      "The amounts due under this Note are secured by a pledge of 3,832 Class C Preferred Units and 4,258,541 Common Units of Coinmach Holdings LLC, a Delaware limited liability company, held by Maker."

                                                    /S/ MITCHELL BLATT
                                                    ---------------------------
                                                    Mitchell Blatt

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